UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2011
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 26, 2011, Abraxas Petroleum Corporation (the “Company) and Citigroup Global Markets, Inc., Valley Energy Investment Fund U.S., L.P., Tortoise Capital Resources Corporation, Hartz Capital Investments, LLC, Martin B. Perlman Associates and MEDDS III (collectively, the “Selling Stockholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) , filed herewith as Exhibit 1.1, with Johnson Rice & Company L.L.C., as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company sold 12,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), and the Selling Stockholders sold an aggregate of 8,503,347 shares of Common Stock, at $4.40 per share of Common Stock to the public. The Underwriters were also granted an over-allotment option for a period of 30 days to purchase up to a maximum of 3,075,502 additional shares of the Common Stock from the Company. The material terms of the offering of the shares of Common Stock are described in the prospectus supplement dated January 26, 2011, as filed by the Company with the Securities and Exchange Commission (the “Commission”). The offer and sale of the shares of Common Stock  were registered with the Commission pursuant to  two  Registration Statements on Form S-3 (File Nos. 333-162573 and 333-163763), and the closing is expected to occur on February 1, 2011.

The Company intends to use the net proceeds from this offering of approximately $49.3 million (and the net proceeds from any exercise of the underwriters’ option to purchase additional shares of Common Stock) to repay indebtedness outstanding under its credit facility, to increase its 2011 capital expenditure budget to $60 million and for general corporate purposes.  The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 26, 2011, the Company issued a press release announcing the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number                  Description

1.1
Underwriting Agreement dated as of January 26, 2011 among Abraxas Petroleum Corporation, Citigroup Global Markets, Inc., Valley Energy Investment Fund U.S., L.P., Tortoise Capital Resources Corporation, Hartz Capital Investments, LLC, Martin B. Perlman Associates, MEDDS III, and Johnson Rice & Company L.L.C.

5.1	Opinion of Jackson Walker L.L.P.
23.1	Consent of Jackson Walker L.L.P.. (included in Exhibit 5.1 hereto).
99.1	Press Release dated January 26, 2011, announcing public offering of the shares of common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated:  January 28, 2011

Exhibit Index

Number                  Description

1.1
Underwriting Agreement dated as of January 26, 2011 among Abraxas Petroleum Corporation, Citigroup Global Markets, Inc., Valley Energy Investment Fund U.S., L.P., Tortoise Capital Resources Corporation, Hartz Capital Investments, LLC, Martin B. Perlman Associates, MEDDS III, and Johnson Rice & Company L.L.C.

5.1	Opinion of Jackson Walker L.L.P.
23.1	Consent of Jackson Walker L.L.P.. (included in Exhibit 5.1 hereto).
99.1	Press Release dated January 26, 2011, announcing public offering of the shares of common stock.